Contact:	Jim Davidson	Tony Pordon

	Executive VP – Finance 201-325-3303	Senior Vice President 248-648-2540

	jdavidson@unitedauto.com	tpordon@unitedauto.com

FOR IMMEDIATE RELEASE

UNITEDAUTO ANNOUNCES QUARTERLY DIVIDEND OF $0.12 PER SHARE

BLOOMFIELD HILLS, MI, February 6, 2006 – United Auto Group, Inc. (NYSE: UAG), an automotive retailer, today announced that its Board of Directors has approved a quarterly dividend of $0.12 per share payable on March 1, 2006, to shareholders of record on February 10, 2006.

About UnitedAuto
United Auto Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 277 retail automotive franchises, representing 40 different brands, and 27 collision repair centers. UnitedAuto, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 172 franchises in 19 states and Puerto Rico and 105 franchises located internationally, primarily in the United Kingdom. UnitedAuto is a member of the Fortune 500 and Russell 2000 and has approximately 14,000 employees.

Statements in this press release involve forward-looking statements, including forward-looking statements regarding UnitedAuto’s future sales potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about UnitedAuto’s business, markets, conditions and other uncertainties which could affect UnitedAuto’s future performance, which are contained in UnitedAuto’s Form 10-K for the year ended December 31, 2004, and its other filings with the Securities and Exchange Commission, and which is incorporated into this press release by reference. This press release speaks only as of its date and UnitedAuto disclaims any duty to update the information herein.

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